SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) April 22, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                                1-3247               16-0393470
(State or other jurisdiction            (Commission          (I.R.S. Employer
of incorporation)                       File Number)         Identification No.)



One Riverfront Plaza, Corning, New York                      14831
(Address of principal executive offices)                     (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.


Item 7.   Financial Statements and Exhibits.


Exhibits:

The Registrant's press release of April 22, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 CORNING INCORPORATED
                                 Registrant



Date: April 22, 2002             By    /s/  KATHERINE A. ASBECK
                                            Katherine A. Asbeck
                                            Senior Vice President and Controller

FOR RELEASE:  APRIL 22, 2002


Corning Contacts:
Media Relations                           Investor Relations
Daniel F. Collins                         Katherine M. Dietz
(607) 974-4197                            (607) 974-8217
collinsdf@corning.com                     dietzkm@corning.com



                     Corning Announces First-Quarter Results

CORNING, N.Y. - Corning Incorporated (NYSE:GLW) today announced that its first-quarter net loss was $90 million or $0.10 per share, a decline from 2001 first quarter net earnings of $132 million, or $0.14 per share, which included after-tax goodwill amortization of $136 million, or $0.15 per share.

"We are somewhat encouraged by the general direction of the results for the quarter. Sales began to stabilize compared to the quarter-to-quarter declines last year. Performance improved in our Environmental Technologies and Life Sciences businesses and the Display Technologies business continued its strong growth. Results were also favorably impacted by our cost savings actions. Unfortunately, the telecommunications market remains weak and continues to dampen our results," James B. Flaws, Corning's chief financial officer, said.

First-quarter Operating Results
First-quarter sales were $898 million, compared with $1.9 billion during the same period last year primarily due to the major falloff in the telecommunications segment. The rate of decline in Corning's sales slowed substantially in the first quarter as sales were 8% below fourth quarter 2001 sales of $974 million. In comparison to 2001, fiber and cable sales continued to be negatively impacted by the global slowdown in the telecommunications sector. However, kilometer shipments of optical fiber to cablers grew 10% to 15% for the first quarter of 2002 compared with the fourth quarter of 2001, in line with the company's guidance, and shipments from Corning Cable Systems were also up in the same range.

Continued demand for notebook computers and flat panel desktop monitors drove a 16% sequential increase in volume of liquid crystal glass in the quarter. However, the translation impact of the weak yen resulted in consolidated sales for the Display Technologies business consistent with the fourth quarter of 2001. First-quarter sales for the Environmental Technologies business increased 11% over last year's fourth- quarter sales as U.S. auto manufacturers replenished inventory.

                                     (more)

Corning Announces First-Quarter Results
Page Two


"We were very pleased to see the benefit of our restructuring actions from last year show up in reduced operating expenses compared with the fourth quarter of last year," Flaws said. Corning also noted that manufacturing cost reductions and the resumption of fiber production in the first quarter resulted in the sequential improvement in the company's gross margins.

Corning reported that it had $1.8 billion in cash and short-term investments at the end of the first quarter, down from $2.2 billion at the end of last year. The decline in cash and short-term investments includes approximately $140 million of net debt repayments and $60 million of restructuring payments.

Second-Quarter Outlook
The company expects second-quarter sales of approximately $900 to $925 million and a net loss similar to the first quarter's results, excluding previously announced restructuring charges. Corning said it anticipates continued growth in its liquid crystal display business with the increase in the popularity of flat-panel desktop monitors. The Advanced Materials segment is expected to post modest gains in line with general economic improvements. Shipments of fiber are expected to be consistent with the first quarter sequential volume growth of 10 to 15%. Price pressure is expected to erode these volume gains. Corning expects revenues in the Photonics Technologies business to continue to be very weak.

Last week, the company announced that it plans a new series of restructuring actions to further reduce costs that will result in total restructuring and impairment charges in the range of $600 million pretax spread over the second and third quarters. Flaws said, "While we have not reached any specific decisions on our actions, we must adjust our cost structure to meet the new realities of today's marketplace. We will be making specific announcements over the course of the second quarter which will outline details of our restructuring program."

James R. Houghton, chairman and chief executive officer, said, "At its core, Corning is a technology company with a leadership position in telecommunications and the optical revolution. We intend to strengthen our industry leadership position and we will continue investing in technologies to build the next generation of optical solutions. We also are committed to protecting and extending our technological advantage as the world's leading producer of glass substrates for flat panel displays, and leading-edge solutions for environmental technologies."

"In order to do so, the first priority of our new management team and the employees of Corning will be to return this company to profitability in 2003," he concluded.

                                     (more)

Corning Announces First-Quarter Results
Page Three


About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

                                       ###

Conference Call Information
The company will host a conference call at 8:30 a.m. EST on Tuesday, April 23, 2002. To access the call, dial 712-271-0936. The password is Earnings. The leader is Dietz. A replay of the call will begin at approximately 10:30 a.m. and will run through 5 p.m. EST on Monday, May 6, 2002. To access the replay, dial 402-998-0863; a password is not required. To listen to a live audio webcast of the call, go to http://www.corning.com/investor_relations/ and follow the instructions. The webcast will be archived on the http://www.corning.com/investor_relations/ site for 14 days following the call.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
                        CONSOLIDATED STATEMENTS OF INCOME
               (Unaudited; in millions, except per share amounts)



                                                                             For the three months ended
                                                                                      March 31,
                                                                            ----------------------------
                                                                                2002             2001
                                                                            ----------        ----------

Net sales                                                                    $     898         $   1,921
Cost of sales                                                                      694             1,105
                                                                             ---------         ---------

Gross margin                                                                       204               816

Operating expenses:
   Selling, general and administrative expenses                                    190               270
   Research, development and engineering expenses                                  128               160
   Amortization of purchased intangibles                                            11                13
   Amortization of goodwill                                                                          143
                                                                             ---------         ---------

Operating (loss) income                                                           (125)              230

Interest income                                                                     14                24
Interest expense                                                                   (48)              (34)
Other expense, net                                                                  (9)               (9)
                                                                             ---------         ---------

(Loss) income before income taxes                                                 (168)              211
(Benefit) provision for income taxes                                               (42)              108
                                                                             ---------         ---------

(Loss) income before minority interest and equity earnings                        (126)              103
Minority interest in losses (earnings) of subsidiaries                               6                (5)
Equity in earnings of associated companies                                          30                34
                                                                             ---------         ---------

Net (loss) income                                                            $     (90)        $     132
                                                                             =========         =========

Basic and diluted (loss) earnings per share                                  $   (0.10)        $    0.14
                                                                             =========         =========

Net (loss) income adjusted for the impact of SFAS No. 142 in 2001            $     (90)        $     268
                                                                             =========         =========
Basic and diluted (loss) earnings per share adjusted for the
  impact of SFAS No. 142 in 2001                                             $   (0.10)        $    0.29
                                                                             =========         =========

Shares used in computing per share amounts:
   Basic                                                                           945               923
                                                                             =========         =========
   Diluted                                                                         945               937
                                                                             =========         =========
   Diluted - adjusted for SFAS No. 142 in 2001                                     945               943
                                                                             =========         =========

The accompanying notes are an integral part of these statements.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS
                     (In millions, except per share amounts)


                                                                     Unaudited                                 Unaudited
                                                                     March 31,           December 31,          March 31,
                                                                       2002                  2001                2001
                                                                     --------           -------------         ---------
ASSETS

Current assets:
   Cash and cash equivalents                                         $    958             $   1,037           $     564
   Short-term investments, at fair value                                  867                 1,182                 585
                                                                     --------             ---------           ---------
     Total cash and short-term investments                              1,825                 2,219               1,149
   Trade accounts receivable, net of doubtful
     accounts and allowances - $54, $60 and $47                           616                   593               1,245
   Inventories                                                            717                   725               1,215
   Deferred income taxes                                                  329                   347                 232
   Other current assets                                                   209                   223                 233
                                                                     --------             ---------           ---------
       Total current assets                                             3,696                 4,107               4,074

Investments:
   Associated companies, at equity                                        616                   636                 474
   Others, at cost or fair value                                          134                   142                 137
                                                                     --------             ---------           ---------
     Total investments                                                    750                   778                 611
Property, plant and equipment, at cost, net of accumulated
  depreciation - $3,222, $3,067 and $2,785                              4,967                 5,097               4,939
Goodwill, net of accumulated amortization - $661, $661 and $445         1,941                 1,937               6,720
Other intangible assets, net of accumulated
  amortization - $99, $90 and $62                                         329                   352                 566
Other assets                                                              605                   522                 263
                                                                     --------             ---------           ---------

Total Assets                                                         $ 12,288             $  12,793           $  17,173
                                                                     ========             =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Loans payable                                                     $    385             $     477           $     197
   Accounts payable                                                       338                   441                 614
   Other accrued liabilities                                              910                 1,076                 827
                                                                     --------             ---------           ---------
       Total current liabilities                                        1,633                 1,994               1,638

Long-term debt                                                          4,418                 4,461               3,838
Postretirement benefits other than pensions                               613                   608                 594
Other liabilities                                                         189                   190                 204
Minority interest in subsidiary companies                                 113                   119                 140
Convertible preferred stock                                                 7                     7                   8
Common shareholders' equity:
   Common stock, including excess over par value and other
     capital - par value $0.50 per share; Shares
     authorized: 3.8 billion; Shares issued: 1.0 billion               10,039                10,044               9,685
   (Accumulated deficit) retained earnings                             (3,700)               (3,610)              2,077
   Less: cost of 77 million, 79 million and 76 million
     shares of common stock in treasury                                  (806)                 (827)               (777)
   Accumulated other comprehensive loss                                  (218)                 (193)               (234)
                                                                     --------             ---------           ---------
       Total common shareholders' equity                                5,315                 5,414              10,751
                                                                     --------             ---------           ---------

Total Liabilities and Shareholders' Equity                           $ 12,288             $  12,793           $  17,173
                                                                     ========             =========           =========

The accompanying notes are an integral part of these statements.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited; in millions)


                                                                                For the three months ended
                                                                                         March 31,
                                                                                --------------------------
                                                                                   2002           2001
                                                                                 --------       ---------
Cash flows from operating activities:
   Net (loss) income                                                             $   (90)       $    132
   Adjustments to reconcile net (loss) income to net cash
     (used in) provided by operating activities:
      Amortization of purchased intangibles                                           11              13
      Amortization of goodwill                                                                       143
      Depreciation                                                                   163             155
      Stock compensation charges                                                       1              12
      Equity in earnings of associated companies less than
        (in excess of) dividends received                                             23             (36)
      Minority interest, net of dividends paid                                        (6)              1
      Deferred tax benefit                                                           (70)            (11)
      Tax benefit on stock options                                                                    24
      Interest expense on convertible debentures                                      10              10
      Restructuring payments                                                         (58)
      Changes in certain working capital items                                      (145)           (271)
      Other, net                                                                     (10)              4
                                                                                 -------        --------
Net cash (used in) provided by operating activities                                 (171)            176
                                                                                 -------        --------

Cash flows from investing activities:
   Capital expenditures                                                             (102)           (576)
   Acquisitions of businesses, net of cash acquired                                                  (66)
   Net proceeds from sale or disposal of assets                                        5               6
   Net decrease (increase) in long-term investments and other
     long-term assets                                                                  1             (47)
   Short-term investments - acquisitions                                            (603)            (77)
   Short-term investments - liquidations                                             919             207
   Other, net                                                                         (1)
                                                                                 -------        --------
Net cash provided by (used in) investing activities                                  219            (553)
                                                                                 -------        --------

Cash flows from financing activities:
   Net repayments of short-term debt                                                (143)            (12)
   Proceeds from issuance of long-term debt                                           11              38
   Repayments of long-term debt                                                       (4)            (85)
   Proceeds from issuance of common stock                                             15               7
   Redemption of common stock for income tax withholding                                             (19)
   Dividends paid                                                                                    (56)
                                                                                 -------        --------
Net cash used in financing activities                                               (121)           (127)
                                                                                 -------        --------

Effect of exchange rates on cash                                                      (6)             (2)
                                                                                 -------        --------
Cash used in continuing operations                                                   (79)           (506)
                                                                                 -------        --------
Cash used in discontinued operations                                                                  (9)
                                                                                 -------        --------
Net decrease in cash and cash equivalents                                            (79)           (515)
Cash and cash equivalents at beginning of year                                     1,037           1,079
                                                                                 -------        --------

Cash and cash equivalents at end of period                                       $   958        $    564
                                                                                 =======        ========

The accompanying notes are an integral part of these statements.

                  CORNING INCORPORATED AND SUBSIDIARY COMPANIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 Quarter 1, 2002


1.   Information by Operating Segment

Information about the performance of Corning's three operating segments for the first quarter of 2002 and 2001 are presented below. These amounts exclude revenues, expenses and equity earnings not specifically identifiable to segments. Corning prepared the financial results for its three operating segments on a basis that is consistent with the manner in which Corning management internally disaggregates financial information to assist in making internal operating decisions. Corning has allocated some common expenses among segments differently than it would for stand alone financial information prepared in accordance with generally accepted accounting principles. Segment net income may not be consistent with measures used by other companies.

                                                                                    Three months ended
(In millions)                                                                            March 31,
----------------------------------------------------------------------------------------------------------
                                                                                  2002             2001
                                                                                --------         ---------
Telecommunications
Net sales:
    Optical fiber and cable                                                     $    255         $     875
    Hardware and equipment                                                           135               248
    Photonic technologies                                                             34               236
    Controls and connectors                                                           39                60
    Optical networking devices                                                         2                14
                                                                                --------         ---------
       Total net sales                                                          $    465         $   1,433
                                                                                ========         =========
Research, development and engineering expenses                                  $     86         $     122
Interest expense                                                                $     32         $      25
Segment (loss) earnings before equity (losses) earnings                         $   (138)        $     177
    Equity in (losses) earnings of associated companies                               (4)                3
                                                                                --------         ---------
Segment net (loss) income                                                       $   (142)        $     180
                                                                                ========         =========

Advanced Materials
Net sales:
    Environmental technologies                                                  $     94         $     108
    Life sciences                                                                     70                70
    Other advanced materials                                                          69               104
                                                                                --------         ---------
       Total net sales                                                          $    233         $     282
                                                                                ========         =========
Research, development and engineering expenses                                  $     31         $      28
Interest expense                                                                $      8         $       5
Segment earnings before equity earnings                                         $      1         $      26
    Equity in earnings of associated companies                                         8                 6
                                                                                --------         ---------
Segment net income                                                              $      9         $      32
                                                                                ========         =========

Information Display
Net sales:
    Display technologies                                                        $     93         $      62
    Conventional video components                                                     43                86
    Precision lens                                                                    59                53
                                                                                --------         ---------
       Total net sales                                                          $    195         $     201
                                                                                ========         =========
Research, development and engineering expenses                                  $     11         $      10
Interest expense                                                                $      8         $       4
Segment earnings before minority interest and equity earnings                   $      3         $      21
    Minority interest in losses (earnings) of subsidiaries                             6                (5)
    Equity in earnings of associated companies                                        25                25
                                                                                --------         ---------
Segment net income                                                              $     34         $      41
                                                                                ========         =========



                                                                                    Three months ended
(In millions)                                                                            March 31,
----------------------------------------------------------------------------------------------------------
                                                                                  2002             2001
                                                                                --------         ---------
Total segments
Net sales                                                                       $    893         $   1,916
Research, development and engineering expenses                                  $    128         $     160
Interest expense                                                                $     48         $      34
Segment (loss) earnings before minority interest
  and equity earnings                                                           $   (134)        $     224
    Minority interest in losses (earnings) of subsidiaries                             6                (5)
    Equity in earnings of associated companies                                        29                34
                                                                                --------         ---------
Segment net (loss) income                                                       $    (99)        $     253
                                                                                ========         =========

A reconciliation of the totals reported for the operating segments to the applicable line items in the consolidated financial statements is as follows (in millions):

                                                                                    Three months ended
                                                                                         March 31,
                                                                                  2002             2001
                                                                                --------         ---------
Net sales
     Total segment net sales                                                    $    893         $   1,916
     Non-segment net sales (a)                                                         5                 5
                                                                                --------         ---------

        Total net sales                                                         $    898         $   1,921
                                                                                ========         =========

Net income
     Total segment net (loss) income                                            $    (99)        $     253
         Unallocated items:
     Non-segment loss and other (a)                                                   (1)               (1)
     Amortization of goodwill (b)                                                                     (143)
     Interest income (c)                                                              14                24
     Income tax (d)                                                                   (5)               (1)
     Equity in earnings of associated companies (a)                                    1
                                                                                --------         ---------

        Net (loss) income                                                       $    (90)        $     132
                                                                                ========         =========

(a) Includes amounts derived from corporate investments.
(b) Amortization  of  goodwill  relates  primarily  to  the  Telecommunications
    Segment.
(c) Corporate interest income is not allocated to reportable segments.
(d) Includes tax associated with unallocated items.

2.   Income Taxes

Corning's effective income tax benefit rate for the three months ended March 31, 2002 was 25%. The effective tax benefit rate in the quarter is lower than the U.S. statutory income tax rate of 35% due to the impact of unusable tax credits and nondeductible expenses and losses.

3.   Accounting Change

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Among other provisions, goodwill will no longer be amortized but will be subject to impairment tests at least annually. SFAS No. 142 was effective for Corning on January 1, 2002. Corning completed its initial impairment review during the first quarter and concluded a transitional impairment charge from the adoption of the standard would not be required.

The following table presents a reconciliation of reported net income and earnings per share to adjusted net income and earnings per share, as if SFAS No. 142 had been in effect as follows:

                                                                                  For the three months ended
(In millions, except per share amounts)                                                 March 31, 2001
-------------------------------------------------------------------------------------------------------------

Reported net income                                                                       $     132
Addback:  Amortization of goodwill, net of income taxes                                         136
                                                                                          ---------
Adjusted net income                                                                       $     268
                                                                                          =========

Reported earnings per share - basic                                                       $    0.14
Addback:  Amortization of goodwill, net of income taxes                                        0.15
                                                                                          ---------
Adjusted earnings per share - basic                                                       $    0.29
                                                                                          =========

Reported earnings per share - diluted                                                     $    0.14
Addback:  Amortization of goodwill, net of income taxes                                        0.15
                                                                                          ---------
Adjusted earnings per share - diluted                                                     $    0.29
                                                                                          =========

4.   Supplementary Statement of Cash Flows Data

Supplemental disclosure of cash flow information is as follows (in millions):

                                                                              For the three months ended March 31,
                                                                              ------------------------------------
                                                                                   2002                  2001
                                                                                ----------           -----------
Changes in certain working capital items:
     Trade accounts receivable                                                  $    (33)            $      35
     Inventories                                                                       5                  (178)
     Other current assets                                                             34                   135
     Accounts payable and other current liabilities,
        net of restructuring payments                                               (151)                 (263)
                                                                                --------             ---------
     Total                                                                      $   (145)            $    (271)
                                                                                ========             =========

5.   Reclassifications

Certain   amounts  in  2001  have  been   reclassified   to  conform  with  2002
classifications.

                              CORNING INCORPORATED
                           QUARTERLY SALES INFORMATION
                                  (In millions)


                                                                                  2002
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------
Telecommunications
   Fiber and cable                                   $    255     $             $            $            $    255
   Hardware and equipment                                 135                                                  135
   Photonic technologies                                   34                                                   34
   Controls and connectors                                 39                                                   39
   Optical networking devices                               2                                                    2
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    465     $             $            $            $    465
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $     94     $             $            $            $     94
   Life sciences                                           70                                                   70
   Other advanced materials                                69                                                   69
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    233     $             $            $            $    233
                                                     ========     ========      =======      =======      ========


Information Display
   Display technologies                              $     93     $             $            $            $     93
   Conventional video components                           43                                                   43
   Precision lens                                          59                                                   59
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    195     $             $            $            $    195
                                                     ========     ========      =======      =======      ========


                                                                                  2001
                                                     --------------------------------------------------------------
                                                         Q1           Q2           Q3           Q4          Total
                                                     ---------    ---------     --------     --------     ---------
Telecommunications
   Fiber and cable                                   $    875     $    939      $   779      $   296      $  2,889
   Hardware and equipment                                 248          231          187          151           817
   Photonic technologies                                  236          158           69           46           509
   Controls and connectors                                 60           55           47           43           205
   Optical networking devices                              14           10            7            7            38
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $  1,433     $  1,393      $ 1,089      $   543      $  4,458
                                                     ========     ========      =======      =======      ========


Advanced Materials
   Environmental                                     $    108     $     96      $    90      $    85      $    379
   Life sciences                                           70           69           65           63           267
   Other advanced materials                               104           86           79           78           347
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    282     $    251      $   234      $   226      $    993
                                                     ========     ========      =======      =======      ========


Information Display
   Display technologies                              $     62     $     87      $    79      $    95      $    323
   Conventional video components                           86           73           47           46           252
   Precision lens                                          53           58           57           57           225
                                                     --------     --------      -------      -------      --------
     Segment net sales                               $    201     $    218      $   183      $   198      $    800
                                                     ========     ========      =======      =======      ========